Exhibit 99.3

Investor Presentation Q2 - 2016 Contact : (email) Steve.Fowle@SeacoastBank.com (phone) 772.463.8977 (web) www.Sea coa stBanking.com

This presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 , including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts . Actual results may differ from those set forth in the forward - looking statements . Forward - looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward - looking statements . You should not expect us to update any forward - looking statements . You can identify these forward - looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future . These forward - looking statements may not be realized due to a variety of factors, including, without limitation : the effects of future economic and market conditions, including seasonality ; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes ; changes in accounting policies, rules and practices ; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities ; interest rate risks, sensitivities and the shape of the yield curve ; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet ; and the failure of assumptions underlying the establishment of reserves for possible loan losses . The risks of mergers and acquisitions, include, without limitation : unexpected transaction costs, including the costs of integrating operations ; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time - consuming or costly than expected ; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected ; the risk of deposit and customer attrition ; any changes in deposit mix ; unexpected operating and other costs, which may differ or change from expectations ; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees ; increased competitive pressures and solicitations of customers by competitors ; as well as the difficulties and risks inherent with entering new markets . All written or oral forward - looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10 - K for the year ended December 31 , 2015 under “Special Cautionary Notice Regarding Forward - Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings . Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http : //www . sec . gov . 2 Investor Presentation Cautionary Notice Regarding Forward - Looking Statements

Agenda • About Seacoast Bank • Seacoast’s Investment Thesis – Successfully Executing a Differentiated Strategy for Balanced Growth • 2016 Outlook • Company Performance • Appendix Investor Presentation 3

Agenda • $4.4B assets bank operating in the nation’s third most - populous state • Strong and growing presence in two of Florida’s most attractive MSAs • Top 10 bank in Orlando • Growing share in West Palm Beach • #1 share in Port St Lucie MSA, 8 th largest market in Florida • Investing in digital transformation, innovative business banking delivery • Growth - oriented culture, engaged associate base, strong customer advocacy • Engaged and independent board • Voted a “2015 Best Places To Work” in Orlando • Market Cap : $631 million (7/22/16) Seacoast Bank [NASDAQ: SBCF ] Attractive Geography; Deep Local Roots; Benefiting from Investments in Digital Transformation and Commercial Loan Platform, and Strategic Acquisitions 4 Orlando MSA West Palm Beach, Ft Lauderdale MSA Investor Presentation Seacoast Customer Map Port St Lucie MSA

Agenda Investment Thesis Successfully Executing a Differentiated Strategy for Balanced Growth 5 Investor Presentation x Reaping benefits of strategic investments in organic growth and digital transformation x Track record of completing value - creating acquisitions in growing markets x Robust risk management and controls yielding consistent, sustainable results x Action - oriented management team, engaged and experienced board that is committed to building shareholder value x Well - positioned to benefit from strong Florida economy Targeting 2016 adjusted diluted EPS of $1.00, up 33% from our 2015 results

68.4% 65.1% 62% 64% 66% 68% 70% 2Q15 2Q16 $0.18 $0.23 $- $0.05 $0.10 $0.15 $0.20 $0.25 2Q15 2Q16 8.7% 10.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2Q15 2Q16 Second Quarter 2016 Results Demonstrate the Effectiveness of Seacoast’s Balanced Growth Strategy 6 Investor Presentation Key metrics continue to improve even as we prudently manage CRE exposures and invest in our transformation Fully Diluted EPS – Adjusted 1 ROTCE – Adjusted 1 Efficiency Ratio – Adjusted 1 1. See appendix for definition of non - GAAP metrics 27.7% Improvement 21.8% Improvement 4.8% Improvement

“Our analysis suggests that winners may realize a profit upside of 40 percent or more ” “Banks that can match the agility and innovation potential of other industries can reap pre - tax ROE levels of 18% to 25%. ” “ I can imagine us about five, ten years from now talking about efficiency ratios in the low 40s, high 30s. The value at stake is quite substantial .” “The banking sector in 2020 is a land of opportunity , provided that banks trim their sails to better adjust to emerging headwinds” “Banks have three to five years at most to become digitally proficient. If they fail to take action, they risk entering a spiral of decline similar to laggards in other industries.” “Our analysis suggests that digital laggards could see up to 35 percent of net profit eroded …” “ We expect no letup in the pace of change. Within the next five years, digital sales have the potential to account for 40 percent or more of new inflow revenue.” “We estimate that 15% to 25% of today’s North American financial institutions could be gone by 2020 .” We View Digital T ransformation as an Imperative and the Return to Shareholders is Substantial Opportunities Threats According to McKinsey and Accenture… Investor Presentation 7 See Appendix slides 43 - 48 for details on Seacoast’s approach to digital t ransformation

At its core, Seacoast’s digital transformation is focused on three things … • M odernizing how we sell, with an intense focus on cross - sell • L owering our cost to serve by driving routine transactions to lower - cost channels • D riving improvements in how our business operates by using analytics and technology Seacoast is convinced that future success will come from continuing to take the best of community banking… …our strong and well - recognized local brand, reputation for service, and commitment to our communities… …and combining it with digital analytics, marketing and technology to deliver banking services through our mobile, online, ATMs and our 24/7 Florida - based call center channels. Seacoast’s Digital Transformation: Goals and Vision Investor Presentation 8

Agenda • About Seacoast Bank • Seacoast’s Investment Thesis – Successfully Executing a Differentiated Strategy for Balanced Growth • 2016 Outlook • Company Performance • Appendix Investor Presentation 9

Agenda Investment Thesis Successfully Executing a Differentiated Strategy for Balanced Growth 10 Investor Presentation x Reaping benefits of strategic investments in organic growth and digital transformation • Leader in organic customer acquisition, cross selling and shifting routine transactions out of the branch by capitalizing on digital technology • Innovative Accelerate business banking platform driving balanced loan growth x Track record of completing value - creating acquisitions x Robust risk management and controls yielding consistent, sustainable results x Action - oriented management team, engaged and experienced board that is committed to building shareholder value x Well - positioned to benefit from strong Florida economy

50 60 70 80 90 100 110 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May 2016 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 Seacoast Is Growing Its Customer Base Both Organically And Via Strategic Acquisitions 11 Investor Presentation Organic Household Growth Up 10%, 44% Including M&A Billions Organic HH Growth of 10% Since Jan ‘14 Organic Deposit Growth Up 18%, 92% Including M&A Organic Loan Growth Up 28%, 102% Including M&A Thousands Balanced Growth Strategy Delivering Results. Since January 2014… Billions Organic Loan Growth of 28% Since Jan ‘14 Organic Deposit Growth of 1 8% Since Jan ‘14 Industry Growth Rate*= 13% Industry Growth Rate*= 20% Source: Board of Governors of the Federal Reserve H.8: Commercial Banks in the United States Total Including Acquisitions Total Excluding Acquisitions

Seacoast Is Monetizing Its Small Business and Consumer Customer Base Via Effective Cross Selling… 12 Investor Presentation Cross Sell of Loans Up 223% Since YE ‘13 Cross Sell of Deposit Accounts Up 112% Since YE ‘13 Cross Sell of Debit Cards Up 95% Since YE ‘13 Number of unit sales to existing small business and consumer customers $6.3mm in incremental net interest income 1 $3.3mm+ in incremental revenue 1 $1.3mm in incremental revenue 1 Cross Selling is a Seacoast Competency Which Drives Incremental Growth 1. Cumulative Incremental net interest income or revenue improvement since 2013 attributable to cross selling improvement. D eposits funds transfer priced at approximately 2%. 2016 Annualized 878 1,253 2,085 2,832 - 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 2013 2014 2015 2016 8,677 10,265 13,321 18,364 8,000 10,000 12,000 14,000 16,000 18,000 20,000 22,000 2013 2014 2015 2016 2016 Annualized 2016 Annualized 9,337 12,089 15,126 18,227 5,000 10,000 15,000 20,000 25,000 2013 2014 2015 2016

…And Seacoast Customers Increasingly Choose Non - Branch * Channels To Conduct Business 13 Investor Presentation *Non - branch channels include Seacoast’s 24x7 call center based in Florida, website, online banking, and mobile banking Investments in digital and call center paying off for shareholders Non - branch sales make Seacoast less dependent on branches to drive revenue, which is especially important as customers adopt lower cost servicing channels. 6.6% 16.4% 11.6% 22.6% 0% 5% 10% 15% 20% 25% Deposit Accounts Consumer Loans Q2 '15 Q2 '16 % of Unit Sales To Current Customers Completed Outside of Branch Network

50,000 80,000 110,000 140,000 170,000 200,000 230,000 260,000 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Teller Non-Teller Non - Branch Servicing Is A Key Component of Our Transformation Strategy 14 Investor Presentation 81% 19% 0% 20% 40% 60% 80% 100% Basic deposits and withdrawals 81% of All Teller Transactions Are Simple Deposits and/or Withdrawals… …And Seacoast Is Aggressively Moving Routine Transactions to ATMs and Digital Channels. Customer Satisfaction Remains High, Cross Selling Continues To Grow Even As Routine Transactions Shift To Lower Cost Channels Non - Teller to Surpass Teller by August ‘17 at Current Pace Seacoast has already shifted routine transactions to lower cost channels, current transactions already surpass the volume of 12 branches combined 160k Annual Expense Savings Impact of Over $4.5mm

$1,768 $1,800 $2,420 $2,840 $3,760 $48 $53 $56 $66 $80 $40 $45 $50 $55 $60 $65 $70 $75 $80 $85 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2012 2013 2014 2015 2016 Total Deposits (mm) Deposits Per Branch(mm) As The Result, Seacoast Is Growing While Rationalizing Branches. Expected Deposits Per Branch of $ 80mm by Year End 2016 As Seacoast continues to create shareholder value via operating leverage in its branch network. See appendix slide 49 for further details. Since YE 2012, Deposits Have Increased 113% While Branches Have Increased Only 19% Investor Presentation 15

□ Focused on businesses with revenues $5mm+ in specific industry verticals □ Six offices in key metro areas of Florida (three in South Florida, three in Orlando) □ Comprehensive relationship approach: business, treasury, lending, wealth Seacoast’s Focus On Business B anking Is Driving Significant Growth in Loans Outstanding 16 Investor Presentation □ Focused on businesses with revenues less than $5mm in specific industry verticals □ Utilizes the retail network, with Calling Officers assigned to specific regions M illions 161% G rowth S ince YE 2013 $632 $1,048 $1,295 $1,555 $1,653 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Dec 13 Dec 14 Dec 15 Mar 16 Jun 16 Millions Commercial/SBS

Agenda Investment Thesis Successfully Executing a Differentiated Strategy for Balanced Growth 17 Investor Presentation x Reaping benefits of strategic investments in organic growth and transformation x Track record of completing value - creating acquisitions • Opportunistic deals that expand our footprint and strengthen our franchise • Proven integration capabilities • Proven ability to retain and monetize newly acquired customer sets • Ready supply of attractive targets

Seacoast Has A Proven Ability To Grow Acquired Banks By Attracting New Households And Cross Selling

BankFIRST acquisition in Orlando MSA

Grand Bank acquisition in West Palm Beach MSA



Jacksonville
Gainesville
Tampa
Saint Petersburg
Cape Coral
Fort Lauderdale
Miami

BankFIRST Acquisition Highlights – 18 months since conversion

- IRR exceeded internal target of 19%
- HH growth in acquired branches = +9%
- Cross sell growth (sales to existing customers)
  - *Avg Services* = +26%
  - *Consumer Installment Loans* = +55%
  - *Consumer Lines of Credit* = +23%
  - *Debit Cards* = +13%
  - *Mobile Banking* = +258%

Grand Bank Acquisition Highlights – 10 months since conversion

- IRR exceeded internal target of 24%
- HH growth in acquired branches = 7%
- Cross sell growth (sales to existing customers)
  - *Avg Services* = +7.2%
  - *Debit Cards* = +12%
  - *Mobile Banking* = +46%
  - *Online Banking* = +24%

SeacoastBank | Investor Presentation 18

Floridian Financial Group • 10 Branch Franchise in Daytona and Orlando, along attractive I - 4 Corridor • Compelling Financial Metrics Announced: - Approximately 20% IRR - Tangible book value dilution earn back of 4.2 years - EPS accretion of $ 0.02 in 2016, $0.07 - $0.09 in 2017 • Acquisition closed and converted in March 2016 Agenda With Recently Completed Acquisitions, Seacoast Is Now A Top 10 Bank In The Attractive Orlando Market 19 Floridian acquisition in Orlando MSA BMO Harris acquisition in Orlando MSA Investor Presentation BMO Harris Orlando Banking Operations • 14 Branch Franchise in Orlando, including Orlando Business Banking Team • Compelling Financial Metrics Announced: - IRR in excess of 20% - More than 6% accretive to 2016 EPS • Acquisition closed and converted in June 2016 C ost savings to be implemented early, both acquisitions fully implemented by Q3, accelerating financial returns

Agenda Investment Thesis Successfully Executing a Differentiated Strategy for Balanced Growth 20 Investor Presentation x Reaping benefits of strategic investments in organic growth and transformation x Track record of completing value - creating acquisitions x Robust risk management and controls yielding consistent, sustainable results • Intentional focus on C&I rather than solely on CRE – granular, balanced portfolio x Action - oriented management team, engaged and experienced board that is committed to building shareholder value x Well - positioned to benefit from strong Florida economy

Seacoast Conservative Risk Profile Well Positioned for Sustainable Value Creation… 21 Investor Presentation 41% 116% From $1.21B To $2.62B Average Loan Size - Commercial Total Loan Portfolio Percentage Change Change in Dollars Loan Growth FY ‘11 – Q2 ‘16 From $567K To $ 335K Top 10 loan relationships represent 34% of total risk based capital, down by 38% since FY ’11 (as of Q2 ‘16) Strong yet balanced loan growth with prudent CRE exposure , better diversification and granularity

…and Our A pproach to CRE is Very D ifferent T han Florida P eers 22 Investor Presentation CRE loans as a percent of total capital remain relatively flat and intentionally below Florida peers . (188% vs 277% peer median) 179% 211% 188% 277% 100% 150% 200% 250% 300% 350% SBCF Florida Peers Q1 2015 Q1 2016 CRE loans as a Percent of T otal C apital Source : SNL Financial and Company Filings, Measured at Holding Company Level Note: Commercial Real Estate defined as Construction & Development Loans plus Multfamily Loans plus Non - Owner Occupied Commercial Real Estate Loans

Agenda Investment Thesis Successfully Executing a Differentiated Strategy for Balanced Growth 23 Investor Presentation x Reaping benefits of strategic investments in organic growth and transformation x Track record of completing value - creating acquisitions x Robust risk management and controls yielding consistent, sustainable results x Action - oriented management team, engaged and experienced board that is committed to building shareholder value x Well - positioned to benefit from strong Florida economy

Seacoast’s Board Is Comprised of Experts With Distinct Competencies In Strategic Areas… 24 Investor Presentation 2011 to 2013 • Added lead board director (Retail Banking competency) • Added two additional directors (Risk and Governance competencies) • Added one director (Technology and Consulting competencies) • Added one director (Banking and W ealth M anagement competencies) 2014 2015 2016 + • Added two new directors (Operations and Investment Banking competencies) Talent, both on the board and executive team, is a critical component of our strategy

…And Seacoast Has Methodically Added Strong Management Talent In Key Areas 25 Investor Presentation 2011 to 2013 • Added executive leadership in business banking, credit and risk • Added executive leadership in digital and marketing • Added executive leadership in human resources from Bank of America • Added talent from GE, Visa, and other payments companies • Added business bankers • Added technology talent from Citrix • Added business bankers • Added CFO from highly regarded community bank (WSFS) • Added call center leadership from Citi Talent, both on the board and executive team, is a critical component of our strategy 2014 2015 2016 + • Added executive leadership in Residential Lending from First Merit • Added talent in Wealth Management from SunTrust

Agenda Investment Thesis Successfully Executing a Differentiated Model in Community Banking 26 Investor Presentation x Reaping benefits of strategic investments in organic growth and transformation x Track record of completing value - creating acquisitions x Robust risk management and controls yielding consistent, sustainable results x Action - oriented management team, engaged and experienced board that is committed to building shareholder value x Well - positioned to benefit from strong Florida economy

Agenda Florida, The Nation’s Third Largest State, Continues To Grow Rapidly Population growth is a fundamental driver of the state economy 27 Investor Presentation • Surpassed New York to become the third largest state in 2014 • One of only three states with a population over 20 million (Texas, California) • Florida added more residents than California in 2015 – over 300k per year • Among the top 10 fastest growing states • Diversified economy - growth in education, health services, leisure & hospitality, trade , transportation, utilities , construction and manufacturing . • See appendix slides 41 - 43 Source: http ://www.heraldtribune.com/article/20160114/ARTICLE/160119779?p=1&tc=pg Southwest Florida Pop: 1,570,228 Pop Growth : 9.6 % Treasure Coast/ Palm Beach Co. Pop: 1,956,515 Growth : 7.3 % I - 4 Corridor Pop: 7,128,386 Growth: 8.5% Florida Population Growth, 2015 – 2020* * US Census Data

Agenda • About Seacoast Bank • Seacoast’s Investment Thesis – Successfully Executing a Differentiated Strategy for Balanced Growth • 2016 Outlook • Company Performance • Appendix Investor Presentation 28

Outlook for 2016: Maintain Pace of Change • Continue organic growth investments in digital transformation and customer marketing initiatives • Complete prudent, accretive acquisitions that strengthen our franchise and leverage our capabilities • Achieve 2016 adjusted earnings target of $1.00 per share and maintain earnings growth trajectory • Adhere to strong standards of credit quality and maintain our strong balance sheet • Build on strengths as an authentic Florida brand, offering community bank service and “big bank” convenience 29 Investor Presentation

Agenda • About Seacoast Bank • Seacoast’s Investment Thesis – Successfully Executing a Differentiated Strategy for Balanced Growth • 2016 Outlook • Company Performance • Appendix Investor Presentation 30

31 Financial Highlights Growth Highlights Q2 2016 Financial and Growth Highlights • C losed purchase and completed integration of BMO Harris’ Orlando banking operations during June, 2016, adding more than 8,000 households to the Company’s Orlando presence. • Loans grew $679 million or 35% from year - ago levels. Adjusting for acquisitions, loans grew $234 million or 12% from a year ago • For the second quarter loan growth accelerated to a rate of 4% (not annualized), from the end of the first quarter of 2016. • Seacoast recorded record mortgage production during the second quarter . • Adjusted revenues 1 increased $ 9.1 million, or 26% year - over - year, to $ 43.7 million; and increased $4.2 million, or 11% (not annualized), from first quarter 2016 levels. • Adjusted diluted earnings per share 1 increased 21% to $0.23 from $0.19 in the first quarter of 2016 and 28% from the second quarter of 2015. • Net interest income improved $8.8 million, or 34% year - over - year, reflecting organic loan growth combined with strategic acquisitions . • Net interest margin increased thirteen basis points (0.13%) year - over - year to 3.63%. • Adjusted return on assets 1 grew nine basis points to 0.84% and return on tangible common equity 1 eclipsed the double digit mark, reaching 10.6% during the second quarter. (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P) Investor Presentation

Earnings History 32 (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliati on to GAAP) • Adjusted net income (1) of $8.8 million was up $2.7 million or 45% from the prior year and $2.0 million from prior quarter . • Adjusted earnings per share of $0.23 was up $0.04 or 21% from prior quarter and $0.05 or 28% above prior year. (Dollars in thousands) Second Quarter 2016 First Quarter 2016 Fourth Quarter 2015 Third Quarter 2015 Second Quarter 2015 GAAP Net Income $5,332 $3,966 $6,036 $4,441 $5,805 GAAP Earnings per diluted share $0.14 $0.09 $0.18 $0.13 $ 0.18 Adjusted Net Income (1) $8,773 $6,758 $6,569 $6,232 $ 6,031 Adjusted Pretax, pre - provision income (1) $14,607 $11,082 $10,990 $10,990 $ 10,589 Adjusted Earnings per diluted share (1) $0.23 $0.19 $0.19 $0.18 $ 0.18 Average shares outstanding (000) 38,142 35,453 34,395 34,194 33,234 Investor Presentation

Loan Growth Momentum Continues 33 $1,937 $2,099 $2,156 $2,455 $2,616 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 $2,400 $2,600 $2,800 $3,000 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Total Loans Outstanding (in millions) Total loans were $ 2.62 billion at June 30, 2016, up $161 million or 7 % from the prior quarter. Excluding acquired loans, loans increased $97 million or 4% from the prior quarter. Investor Presentation

Deposit Balances Extend Growth Trends 34 Total deposits increased 34% to $3.50 billion from one year ago. Transaction accounts represent 55% of total deposits. $1,408 $1,488 $1,589 $1,805 $1,923 $904 $947 $961 $1,055 $1,192 $293 $307 $294 $362 $386 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Transaction Accounts Savings and Money Market Time Deposits Deposit Balances (in millions) $2,605 $2,742 $2,844 $3,222 55% $3,501 Investor Presentation

Net Interest Income and Margin 35 $25,788 $29,130 $29,216 $30,349 $34,801 3.50% 3.75% 3.67% 3.68% 3.63% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Net Interest Income and Net Interest Margin* ($ in thousands) • Net interest margin for the quarter increased 13 basis points year – over - year to 3.63%, versus 3.50% in Q2 2015. • Net interest income for the quarter totaled $34.8 million, up $9.0 million or a 35% increase from a year ago. *Calculated on a fully taxable equivalent basis using amortized cost. Investor Presentation

Noninterest Income 36 $2,115 $2,217 $2,229 $2,129 $2,230 $2,033 $1,925 $1,989 $2,217 $2,370 $1,335 $1,385 $1,302 $1,437 $1,308 $1,032 $1,177 $955 $999 $1,364 $1,272 $1,012 $911 $1,007 $1,460 $366 $396 $377 $379 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 BOLI Other Income Mortgage Banking Fees Wealth Management Fees Interchange Income Service Charges Noninterest Income (in thousands)* $8,082 *Non interest income before: securities gains , Q2 - 15 $725,000 gain on participation loans excluded, Q4 - 15 $416,000 gain on ba rgain purchase excluded, and Q1 - 16 $464,000 in BOLI unanticipated income excluded. • Noninterest income* totaled $9.1 million for the second quarter , an increase of approximately $1 million or 12% from the second quarter 2015. • Strong increases in interchange income and mortgage banking fees, up from the prior year 17% and 32% respectively, reflect intentional customer analytics - driven cross sell and strong household growth. $7,782 $8,166 $9,111 $8,121 Investor Presentation

Noninterest Expense 37 $11,814 $13,236 $13,124 $14,526 $15,245 $2,235 $2,279 $2,457 $2,488 $2,698 $3,272 $3,604 $3,678 $3,746 $3,645 $6,602 $6,984 $6,632 $6,546 $7,410 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Other Occupancy / Telephone Data Processing Cost Salaries and Benefits Noninterest Expense (1) (in thousands) $23,923 $25,103 • Noninterest expenses (1) increased $1.8 million from Q1 2016 from higher salary and benefits costs, occupancy and equipment, and data processing expense, largely from Q1 and Q2 2016 acquisition activity. $25,891 $27,306 (1) Non - GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAA P) $28,998 Investor Presentation

Contact Details : Seacoast Banking Corporation of Florida [ NASDAQ: SBCF] 38 Investor Presentation Steve Fowle, CFO (email) Steve.Fowle@SeacoastBank.com (phone) 772.463.8977 Investor Relations www.SeacoastBanking.com

Agenda • About Seacoast Bank • Seacoast’s Investment Thesis – Successfully Executing a Differentiated Strategy for Balanced Growth • 2016 Outlook • Company Performance • Appendix Investor Presentation 39

Our Business Transformation Timeline

2011 to 2013	• Enhanced portfolio growth guardrails • Developed Accelerate business banking platform • Re-focused retail organization on sales growth
2014	• Invested in transformation to drive self service, cross sell and non-branch sales. Opened 24/7 Florida-based call center • Re-branded to Seacoast Bank • Expanded into Central Florida (BankFIRST)
2015	• Expanded into Palm Beach County (Grand Bankshares) • Drove greater self servicing and cross sell, especially among newly acquired banks • Heightened focus on driving transformational change given pace of broader industry change
2016 +	• Further expanded in Orlando/Central Florida (BMO Harris & Floridian Financial Group) • Continued focus on driving shareholder value by building operating leverage through business transformation

Lessons learned from the great recession – combined with transformative change in banking – drive us with great urgency today

SeacoastBank | Investor Presentation 40

Agenda Florida Remains Healthy and Attractive 2015 Net Population Migration by State Investor Presentation 41 Source : Federal Reserve Bank of St Louis

Agenda Florida Remains Healthy and Attractive Consumer Credit Delinquencies Year - Over - Year Includes Auto, Credit Card, Home, Student Loans, As of 1Q 2016 Investor Presentation 42 Source : Federal Reserve Bank of St Louis

Agenda Florida Remains Healthy and Attractive Seriously Delinquent Mortgages Year - Over - Year Change, Home Mortgages 90+ Past Due Investor Presentation 43 Source : Federal Reserve Bank of St Louis

Seacoast Is Executing a Differentiated Business Model 44 Drive adoption of lower cost servicing channels – mobile, ATM, online Drive organic growth via cross sell, especially outside of branch – digital, call center Rationalize the branch network given digital adoption, streamline support operations Traditional Approach • Majority of branch visits related to simple transactions (check deposits) • Higher cost channels used for basic servicing transactions • Cross sell dependent on transactional traffic in branches • Lose cross sell as customers choose non - branch channels for basic service Seacoast’s Approach Investor Presentation • High fixed cost structure • Limited scalability • Inefficient back office processes Digital Capabilities and Software Enable Smaller Banks To Compete In Ways Previously Unimagined. Seacoast Is Reaping Tangible Results.

Digital Technology Has Leveled The Playing Field Digital Defined • Customer Servicing Capabilities to Lower Servicing Costs – E.G. Mobile banking, mobile check deposit, online banking, online applications/forms – Table stakes as “convenience” has been fundamentally redefined – Implication - Customers choosing lower cost channels for service – good for customer and bank • Marketing and Analytics Software to Drive Sales Growth – Marketing software to automate cross - sell campaigns , drives sales through call center, website, branch – Analytics software to diagnose customer segments and drive greater share of wallet – Lead generation software to help prospect for new customers – Implication – Banks can now drive additional sales • Operating Reality – Data sprawl not an issue with smaller banks – data set readily available through core provider – Software costs have plummeted in recent years…now very accessible for smaller banks – Implication – Small banks can now compete in ways previously unimagined…and drive results today. 45 Investor Presentation Digital Capabilities and Software Enable Smaller Banks To Compete In Ways Previously Unimagined. Seacoast Is Reaping Tangible Results.

Our Cross Sell Approach Is Unique Among Community Banks… Unlike other community banks, Seacoast uses its vast data set to drive cross sell programs Automated Cross Sell Offers Inbound Call Outbound Call In Branch Email ATMs Online Banking Direct Mail Mobile Banking* • Our technology enables us to serve consistent cross sell messages across 8 distinct channels. • We use 400+ data elements to drive targeted cross - selling opportunities • Software enables us to automate nearly 40 ongoing cross - sell campaigns • We invest $28k/year for our cross sell software and $15k/year for a nalytics software • Example – Customer A is eligible for a small business loan. Seacoast can deploy a “business loan offer” campaign to Customer A across 8 different touchpoints *Targeted offers in our mobile channel launch in late 2016 Investor Presentation 46 Our approach leverages both human and digital channels to drive sales

…And Seacoast Uses Its Data To Drive Targeted Cross Selling Business LOC Usage Campaign – Delivered To Eligible Customers Across Multiple Touchpoints Email ATM Message Online Banking Outbound Sales Call Investor Presentation 47 Software helps us identify customers who have a Business LOC but are not using. Marketing builds campaign in minutes. Example of targeted, multi - channel cross sell campaign

Seacoast’s Mobile Adoption Outpaces Both Community Banks and Bigger Banks 48 Investor Presentation *FIS Research – Seacoast vs FIS Banks By Asset Size – Consumer Mobile Banking 38% 39% 42% 44% 42% 44% 46% 48% 57% 59% 61% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% Q1 2015 Q2 2015 Q3 2015 Q4 2015 <$5B $20B - $335B Seacoast Mobile Penetration of Online Banking Users Assets Assets

2016 Actions Are Driving Significant Operating Leverage 49 Investor Presentation Deposits in Billions Recent acquisitions, combined with non - branch sales and service, enable Seacoast to drive significant improvements to its cost structure Branch Count 43 43 53 52 48 62 53 52 47 47 47 47 $2.8 $2.8 $3.2 $3.3 $3.3 $3.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 30 35 40 45 50 55 60 65 70 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16 Branch Count Deposits Q1 Q2 Q3 Q4

Seacoast Florida Peers

Market Valuation Benchmarking

($ in millions)

	Market	Price			16-17 EPS	ROAA	ROATCE
Company	Cap.	TBV	16EPS	17EPS	Growth	2017E[1]	2017E[2]
BankUnited	$3,171	1.41 x	14.4 x	12.3 x	17.8 %	0.86 %	10.32 %
EverBank	1,939	1.17	11.3	10.3	11.5	0.66	10.70
Florida Community	1,426	1.78	15.8	14.2	10.9	1.13	11.68
CenterState	770	1.95	13.6	12.7	7.1	1.15	13.61
Stonegate Bank	411	1.73	14.9	13.0	13.5	1.23	11.95
Capital CityBank[4]	251	1.30	26.1	18.6	NM	0.50	7.01
Median		1.57	14.6	12.9	12.5	1.00	11.19
Average		1.56	16.0	13.5	16.0	0.92	10.88
Seacoast	**$625**	**1.89 x[3]**	**17.0 x**	**14.2 x**	**19.5 %**	**0.89 %**	**11.64 %[3]**
Seacoast vs. Peer Median				*+1.3*	*+8.0 %*		
Seacoast vs. Average				*+0.7*	*+7.3 %*		

Source: SNL Financial.
Note: Market data as of July 21, 2016.
(1) 2017 ROAA represents Wall Street consensus 2017 net income estimate divided by Wall street consensus 2017 average assets estimate.
(2) 2017E ROATCE represents Wall Street consensus 2017 net income estimate divided by Wall Street consensus 2017 average tangible common equity estimate. Average tangible common equity is estimated by rolling forward equity by net income net of projected dividends and share repurchases.
(3) Represents Tangible Book Value pro forma for the acquisition of BMO Branches.
(4) Excludes growth figure due to magnitude(35%)

SeacoastBank | Investor Presentation 50

Explanation of Certain Unaudited Non - GAAP Financial M easures This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”) . The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, preprovision income . Management uses these non - GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance . The Company believes the non - GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community . These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions . The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently . The Company provides reconciliations between GAAP and these non - GAAP measures . These disclosures should not be considered an alternative to GAAP . 51 Investor Presentation

Net Income - GAAP to Non-GAAP Reconciliation (Q2 15 – Q2 16)

To better evaluate its earnings, the Company removes certain items to arrive at adjusted net income, adjusted pretax, pre-provision income and adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below: (2)

(Dollars in thousands except per share data)	Second Quarter 2016	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015
Net income (loss)	**$5,332**	**$3,966**	**$6,036**	**$4,441**	**$5,805**
Boli Income	0	(464)	0	0	0
Security (gains)	(47)	(89)	(1)	(160)	0
Bargain purchase gain	0	0	(416)	0	0
Total Adjustments to Revenue	**(47)**	**(553)**	**(417)**	**(160)**	**0**
Severance	464	306	187	670	29
Merger related charges	2,448	4,038	1,043	2,120	337
Branch closure charges and costs related to expense initiatives	1,121	691	0	0	0
Other	0	0	0	121	0
Miscellaneous losses	0	0	48	112	0
Early redemption cost for FHLB advances	1,777	0	0	0	0
Total Adjustments to Noninterest Expense	**5,810**	**5,035**	**1,278**	**3,023**	**366**
Effective tax rate on adjustments	**(2,322)**	**(1,690)**	**(328)**	**(1,072)**	**(140)**
Adjusted Net Income (1)	8,773	6,758	6,569	6,232	6,031
Provision for loan losses	662	199	369	987	855
Income taxes	5,172	4,125	4,052	3,771	3,703
Adjusted pretax, pre-provision income (1)	14,607	11,082	10,990	10,990	10,589
Adjusted earnings per diluted share (1)	0.23	0.19	0.19	0.18	0.18
Average shares outstanding (000)	38,142	35,453	34,395	34,194	33,234
Revenue	43,604	38,852	36,882	37,093	34,512
Total Adjustments to Revenue	(47)	(553)	(417)	(160)	0
Adjusted Revenue	**43,651**	**39,405**	**37,299**	**37,253**	**34,512**
Noninterest Expense	34,808	32,341	27,169	29,127	24,288
Total Adjustments to Noninterest Expense	5,810	5,035	1,278	3,023	366
Adjusted Noninterest Expense	**28,998**	**27,306**	**25,891**	**26,104**	**23,922**

(1) Non-GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAAP)
(2) Presentation has been revised in accordance with SEC's Division of Corporation Finance Compliance and Disclosure Interpretations, Non-GAAP Financial Measures" issued May 17, 2016

SeacoastBank | Investor Presentation 52

Net Income - GAAP to Non-GAAP Reconciliation (Q2 15 – Q2 16)

Presented below is net income excluding adjustments for merger related charges, branch closure charges, and other non core expenses. The Company believes that these results of operations are a more meaningful depiction of the underlying fundamentals of its business and overall performance. (2)

(Dollars in thousands)	Second Quarter 2016	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015
Noninterest Expense:					
Salaries and wages	$ 12,769	$ 12,137	$ 10,948	$ 10,806	$ 9,273
Employee benefits	2,476	2,389	2,178	2,430	2,541
Outsourced data processing costs	2,698	2,488	2,457	2,279	2,235
Telephone / data lines	539	529	412	446	443
Occupancy expense	2,523	2,251	2,314	2,275	2,010
Furniture and equipment expense	1,122	966	952	883	819
Marketing expense	836	997	1,128	1,063	1,225
Legal and professional fees	1,574	1,583	1,568	1,651	1,255
FDIC assessments	643	544	551	552	520
Asset management disposition	160	90	84	77	173
OREO & REPO Loss/(Gain)	(201)	(51)	(157)	262	53
Amortization of intangibles	594	446	397	397	315
Other	3,265	2,937	3,059	2,983	3,061
Total Core Operating Expense	28,998	27,306	25,891	26,103	23,923
Severance and organizational changes	464	306	187	98	29
Legal and professional fees for acquisition and expense initiatives	2,448	4,038	1,043	2,692	337
Branch closure	1,121	691	0	121	0
Miscellaneous losses	0	0	48	112	0
Early redemption cost for FHLB advances	1,777	0	0	0	0
Total	$ 34,808	$ 32,341	$ 27,169	$ 29,127	$ 24,288

(1) Non-GAAP measure, excludes merger related charges, branch closure expenses, and other adjustments (See Appendix for reconciliation to GAAP)
(2) Presentation has been revised in accordance with SEC's Division of Corporation Finance Compliance and Disclosure Interpretations, Non-GAAP Financial Measures" issued May 17, 2016

SeacoastBank | Investor Presentation 53